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              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the references to our firm under the caption "Financial Highlights" in the Prospectus and to the incorporation by reference in this Registration Statement (Form N-1A)(Post-Effective Amendment No. 24 to File No. 33-84762; Amendment No. 27 to File No. 811-8648) of WT Mutual Fund of our reports dated August 1, 2003, included in the 2003 Annual Report to shareholders of Wilmington Small Cap Core Portfolio.

/s/ ERNST & YOUNG LLP

Philadelphia, Pennsylvania
November 13, 2003